Exhibit 99.1

Reliance Global Group Announces 1-for-15 Reverse Stock Split

LAKEWOOD, N.J., February 22, 2023 — Reliance Global Group, Inc. (Nasdaq: RELI; RELIW) (“Reliance”, “we” or the “Company”), which combines artificial intelligence (AI) and cloud-based technologies with the personalized experience of a traditional insurance agency, today announced that on February 7, 2023 the Company’s Board of Directors approved a 1-for-15 reverse stock split (the “Reverse Stock Split”) of the Company’s common stock (the “Common Stock”) in order to regain compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market (Rule 5550(a)(2)). The Company was not required to obtain shareholder approval to effectuate the Reverse Stock Split. On February 22, 2023, the Company filed articles of amendment to the Company’s articles of incorporation, as amended, with the Secretary of State of the State of Florida to effect the Reverse Stock Split as of 5:00 p.m. Eastern Time on that date. On February 23, 2023, the Common Stock will begin trading on the Nasdaq Capital Market (“Nasdaq”) on a split-adjusted basis at the start of trading on February 23, 2023, under the symbol “RELI” and under a new CUSIP number, 75946W306.

Ezra Beyman, CEO of Reliance Global Group, commented, “Maintaining our Nasdaq listing is of utmost importance, as it offers credibility, visibility and a platform to support our growth objectives. We believe having a higher price will also help make our stock more attractive to institutional investors and brokers, who may previously have been restricted in their ability to invest or recommend our stock due to the share price. In addition, by reducing the number of shares available in the public float, we aim to combat unethical and illegal trades, such as naked short selling.”

“Despite the tough overall market conditions, especially in the small-cap sector, we remain fully committed to maximizing shareholder value and are extremely optimistic about the future of our business. We are highly encouraged by the rapid growth of the number of independent agents joining our business-to-business InsurTech platform, RELI Exchange, from 65 to 176 independent agents, representing a growth rate of 170%, since May 2022. Our commitment to executing on our business plan has not wavered, and we believe the outlook for the business is extremely bright.”

Upon implementation of the Reverse Stock Split, every 15 shares of the Company’s issued and outstanding Common Stock will automatically convert into one share of Common Stock without any change to the par value of $0.086 per share and the amount of Common Stock outstanding will be reduced from approximately 20 million shares to approximately 1.3 million shares. Following the Reverse Stock Split, the ownership percentage of each shareholder will remain unchanged. Proportional adjustments will be made to the number of shares of Common Stock issuable upon exercise of the Company’s outstanding stock options and warrants, and other incentive awards, as well as the applicable exercise price.

Information to Stockholders

VStock Transfer, LLC, the Company transfer agent, will send instructions to stockholders of record who hold stock certificates regarding the exchange of certificates for Common Stock. Stockholders who hold their shares of Common Stock in book-entry form or in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares of Common Stock following the Reverse Stock Split. VStock Transfer, LLC may be reached for questions at (212) 828-8436.

About Reliance Global Group, Inc.

Reliance Global Group, Inc. (NASDAQ: RELI, RELIW) an InsurTech pioneer, is working to transform the traditional insurance agency model by combining artificial intelligence (AI) with the personalized experience of a traditional insurance agency model. Reliance Global Group’s growth strategy includes the organic expansion of its current portfolio of agencies owned in addition to the growth of 5MinuteInsure.com, its online business-to-consumer platform that utilizes artificial intelligence and data mining, to provide competitive insurance quotes within 5 minutes, and RELI Exchange, its B2B InsurTech platform and agency partner network for insurance agents and agencies, designed to give independent agents an entire suite of business development tools and the ability to effectively compete with national agencies. Additional information about the Company is available at https://www.relianceglobalgroup.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions and include statements such as the Company having built a best-in-class InsurTech platform, making RELI Exchange an even more compelling value proposition and further accelerating growth of the platform, rolling out several other services in the near future to RELI Exchange agency partners, building RELI Exchange into the largest agency partner network in the U.S., the Company moving in the right direction and the Company’s highly scalable business model driving significant shareholder value. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission and elsewhere and risk as and uncertainties related to: the Company’s ability to generate the revenue anticipated and the ability to build the RELI Exchange into the largest agency partner network in the U.S., and the other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the Company’s Quarterly Reports on Form 10-Q, the Company’s recent Current Reports on Form 8-K and subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Crescendo Communications, LLC

Tel: +1 (212) 671-1020

Email: RELI@crescendo-ir.com